EXHIBIT (23)


                         CONSENT OF INDEPENDENT AUDITORS


   We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of LaCrosse Footwear, Inc. of our report dated February 3, 1997, included in the 1996 Annual Report of Shareholders of LaCrosse Footwear, Inc.

   We also consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-77516, 33-77518 and 333-2702) pertaining to the LaCrosse Footwear, Inc. Employees' Retirement Savings Plan, the LaCrosse Footwear, Inc. Union Employees' Retirement Savings Plan and the LaCrosse Footwear, Inc. 1993 Employee Stock Incentive Plan of our report dated February 3, 1997, with respect to the consolidated financial statements incorporated herein by reference, and our report dated February 3, 1997, with respect to the financial statement schedule included in this Annual Report on Form 10-K of LaCrosse Footwear, Inc. for the year ended December 31, 1996.



                                           McGLADREY & PULLEN, LLP

   La Crosse, Wisconsin
   March 27, 1997